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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Whitney Holding Corporation of our report dated March 15, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Whitney Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
December 23, 2005